AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made as of the 11th day of February, 2005 by and among THEATER XTREME, INC., a Delaware corporation ("Theater"), and BF ACQUISITION GROUP II, INC., a Florida corporation ("BF"), WILLIAM COLUCCI, DAVID BOVI (Messrs. Colucci and Bovi are referred to as the "BF Additional Parties"), and SCOTT OGLUM (the "Theater Additional Party").


                                   BACKGROUND

         Theater and BF desire to merge and have entered into this Agreement to set forth the terms and conditions of the merger. This Agreement and Plan of Merger has been adopted and approved by the directors of Theater in accordance with the Delaware General Corporation Law ("DGCL"), and the directors of BF in accordance with the Florida Business Corporation Act ("FBCA").

         NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, and intending to be legally bound, the parties each agree as follows:

        1.   Merger and Reincorporation
             --------------------------

          (a) Upon and subject to all of the terms and conditions set forth herein, Theater shall merge (the "Merger") with and into BF which shall survive the merger, but thereafter do business under the name "Theater Xtreme Entertainment Group, Inc." as a Florida corporation (the "Surviving Corporation").

          (b) Following the Merger, the Surviving Corporation shall create Theater Xtreme Entertainment Group, Inc., a wholly owned subsidiary incorporated under the laws of the State of Delaware, and shall merge with and into such subsidiary in order to effectuate a reincorporation of the Surviving Corporation in the State of Delaware (the "Reincorporation"); provided, however, that the Reincorporation shall not take place until there are at least three hundred (300) record holders of the common stock of the Surviving Corporation.

         2. Effective Time. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger is filed with the Secretary of State of the State of Delaware and (b) the Articles of Merger is filed with the Department of State of the State of Florida. Such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement.

         3. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of BF as in effect at the Effective Time shall constitute, from and after the Effective Time, the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable state law and the By-laws of the Surviving Corporation.

         4. By-laws of Surviving Corporation. The By-laws of BF as in effect at the Effective Time shall constitute, from and after the Effective Time, the By-laws of the Surviving Corporation until amended in accordance with applicable state law and such By-laws.

         5. Directors and Officers of Surviving Corporation. At or prior to the Effective Time, BF shall cause all of its officers and directors to execute and deliver their resignations of all positions at BF held by each of them together with a release executed by each of them releasing BF from any and all claims arising during or relating to any time period prior to the Effective Time except for claims pursuant to this Agreement and their rights to indemnification and exculpation under BF's By-laws. Schedule 5 sets forth a full and complete list of all of the officers and directors of the Surviving Corporation following the Effective Time.

         6. Exchange of Securities. (a) As of the Effective Time by virtue of the Merger and without any further action on the part of the holders of the securities of Theater:

          (i) Each stockholder (other than ones exercising dissenters rights pursuant to Section 262 of the DGCL) shall be entitled to receive, in exchange for each share of common stock of Theater,
               4.6 shares of voting common stock of the Surviving Corporation, par value one-tenth of a cent ($0.001) per share. Fractional shares resulting from the exchange shall be cancelled.

          (ii) Each holder of an option, warrant, or convertible security of Theater shall be entitled upon exercise or conversion, as the case may be, to receive the number of shares of voting common stock of Surviving Corporation as it would have received if it had exercised such option or warrant or converted such convertible security immediately before the Effective Time.

          (b) Notwithstanding the actual date of delivery by any Theater stockholder of physical possession of certificates for shares of capital stock of Theater, the exchange and transfer of legal title and beneficial ownership of such shares shall for all purposes be deemed to occur at and as of the Effective Time.

         7. Representations and Warranties of BF. As a material inducement to Theater to enter into this Agreement and to close hereunder, BF hereby makes the following representations and warranties to and with Theater:

          (a) Corporate Status; Outstanding Stock. BF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the power and authority to own its properties and to carry on its business as it is now being conducted. BF is not required to and has not qualified to do business as a foreign corporation in any jurisdiction. BF has an authorized capital consisting of (i) Five Million (5,000,000) shares of preferred stock none of which is issued or outstanding and (ii) Fifty Million (50,000,000) shares of common stock, par value one-tenth of a cent ($0.001) per share, of which eight hundred twenty-five thousand (825,000) shares are issued and outstanding. All outstanding shares of BF are validly issued, fully paid and non-assessable. There are no shares of BF's capital stock held in its Treasury. There are no options, warrants, convertible securities, rights, stockholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of BF nor are there any commitments to issue or execute any such option, warrant, right, instrument or agreement. The minute books and stock records of BF are complete and accurate and all signatures included therein are the genuine signatures of the persons whose signatures are required. True, correct and complete copies of BF's Articles of Incorporation and By-laws, and all amendments to both, have been initialed by William R. Colucci and delivered to Theater before the Effective Time.

          (b) Officers; Directors; Bank Accounts. Schedule 7.B is a correct and complete list of all directors and officers of BF, all bank accounts and safe deposit boxes of BF and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

          (c) Subsidiaries, Joint Ventures, and Investments. BF has no subsidiary and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

          (d) Financial Statements. The Balance Sheets of BF as at April 30, 2004 (the "BF Audited Balance Sheet") and as at October 31, 2004 (the "BF Warranted Balance Sheet") and the related Statements of Income (Loss) for the periods reported on and all related Schedules and Notes to the foregoing, copies of which are set forth on Schedule 7.D, were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and with past periods, and fairly and accurately present the financial position of BF as at each such date, and the results of the operations of BF for the periods reported upon.

          (e) Real Estate. BF has no interest in any real estate.

          (f) Personal Property. BF has good, valid and marketable title to all personal property, tangible and intangible, reflected on the BF Warranted Balance Sheet, and to all other personal property owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind or character. No claim has been asserted against BF involving any conflict or claim of conflict of its corporate name, trade names, trademarks, or internet domain names, with the tradenames, trademarks, internet domain names, or corporate names of others, and no officer or director of BF has knowledge of any basis for any such claim of conflict. BF is the sole and exclusive owner of its corporate name, trade names, trademarks and internet domain names and has the sole and exclusive right to use such trade names, trademarks and internet domain names; provided, however, that the BF Additional Parties have formed other corporations with names similar to but slightly different from BF's name. No process used by BF or any product manufactured or sold by BF infringes on any patent, patent application, trademark or trade name of any other party.

          (g) Liabilities. BF has no liabilities, except as and to the extent reflected on the BF Warranted Balance Sheet or in this Agreement including its Schedules.

          (h) Contracts, Leases, Agreements and Other Commitments. BF is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, other than as set forth on Schedule 7.H.

          (i) Labor, Employment Contracts, and Employee Benefit Programs. BF is not a party to any collective bargaining agreement or employment agreement, and BF is not a party to any pending or threatened labor dispute. BF has complied with all applicable provisions of the Employee Retirement Income Security Act or 1974, as amended, ("ERISA") and all applicable Federal, state and local laws relating to the employment of labor, including but not limited to the provisions thereof relative to wages, hours, collective bargaining, contributions to pension or benefit plans, and payment of Social Security and other payroll taxes, and BF is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. No "reportable event" (as that term is defined in Section 4043 of ERISA or regulations thereunder) has occurred and is continuing with respect to any employee benefit plan of BF, and the present value of all benefits vested under all of BF's "employee pension benefit plans" (as that term is defined in Section 3 of ERISA) do not exceed the value of the assets of such plans allocable to such vested benefits. None of such plans nor any trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA since the effective date of Section 302. BF neither has currently nor during the past five (5) years has had written or oral retirement, pension, profit sharing, stock option, bonus, hospitalization, vacation or other employee benefit plan, practice, agreement or understanding. BF has no employees other than its statutory officers listed on Schedule 7.B, and owes no remuneration to any such officer.

          (j) Litigation. BF is not a party to or, to the Knowledge of the BF Additional Parties, threatened with any suit, action, arbitration, administrative or other proceeding, or governmental investigation; there is no judgment, decree, award or order outstanding against BF; and BF is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

          (k) Conflicting Interests. No director, officer or employee of BF or any blood relative or any Affiliate of any of the foregoing (i) has any pecuniary interest in any supplier or customer of BF or in any other business enterprise with which BF conducts business or with which BF is in competition or (ii) is indebted to BF for money borrowed.

          (l) Compliance with Law and Regulations. BF is in compliance in all material respects with all requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. BF has properly filed all reports and other documents required to be filed with any Federal, state, local and foreign government or subdivision or agency thereof. BF has not received any notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. BF requires no licenses, permits, orders or approvals issued by any governmental body or agency to conduct its current business.

          (m) Agreement Not in Breach of Other Instruments Affecting BF; Governmental Consent. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of BF or in the breach of any of the terms and provisions of, or result in a termination or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of BF under, or permit any other party to modify or terminate, any agreement or other instrument by which BF is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation, and (ii) do not require the consent of any governmental authority.

          (n) Filing of Tax Returns. BF has filed all Federal, state, local and foreign tax returns required to be filed in accordance with provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid to date. The net operating losses ("NOL") of BF are not, as of the date hereof, subject to
     Section 382 or 269 of the Code, Regulation Section 1.1502-21T(c), or any similar provisions or regulations otherwise limiting the use of the NOL's of BF.

          (o) Actions Since October 31, 2004. Except as set forth on Schedule 7.O since October 31, 2004, BF:

          (i) has not taken any action outside of the ordinary and usual course of business other than as expressly authorized hereby;

          (ii) has not borrowed any money or become contingently liable for any obligation or liability of others;

          (iii) has paid all of its debts and obligations as they became due;

          (iv) has not incurred any debt, liability or obligation of any nature to any party except for obligations relating to the purchase of goods or the rendition of services in the ordinary course of business;

          (v)  has not knowingly waived any right of substantial value;

          (vi) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals;

          (vii) has not purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to any non-stockholder other than payment of liabilities shown on the BF Audited Balance Sheet on or after the scheduled maturity or due date thereof, and payments in the ordinary course of business for goods and services in arm's length transactions; and

          (viii) has not issued any shares of capital stock.

          (p) No Material Adverse Change. Since October 31, 2004, there has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of BF or any material physical damage or loss to any of its properties or assets or to the premises occupied by it (whether or not such damage or loss is covered by insurance).

          (q) Ownership of Capital Stock of BF. A true and correct list of the Stockholders of BF and their respective shareholdings are set forth on
     Schedule 7.Q.

          (r) Filings with the SEC. BF has made all filings with the Securities and Exchange Commission (the "SEC") that it has been required to make since April 30, 2004 under the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act") (collectively the "Public Reports") in accordance with the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder. Each of the Public Reports has complied with the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Reports in all material respects. None the Public Reports, as of its applicable date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. (s) Power and Authority. BF has the corporate power, legal right and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated herein.

          (t) Valid and Binding Agreement. This Agreement is a valid and legally binding obligation of BF, enforceable in accordance with its terms.

          (u) Status of Officers and Directors. No officer or director of BF has been involved in any proceeding that would require disclosure under Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission.

          (v) Environmental, Health, and Safety Matters. BF has not received any written or oral notice, report or other information regarding any actual or alleged violation by BF of any environmental, health, or safety statute, ordinance or regulation.

          (w) Brokers' Fees. Except as disclosed on Schedule 7.W, BF, has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (x) Background of Directors and Officers. No director of officer of BF or beneficial owner of ten percent (10%) or more of any class of BF's securities (i) has been convicted within the past ten (10) years of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five (5) years, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the SEC pursuant to Section 15(b), 15B(a), or 15B(c) of the Securities Exchange Act of 1934, or Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from any membership in, or suspended or barred from association with a member of, a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or a national securities association registered under Section 15A of the 1934 Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a U.S. Postal Service false representation order entered under 39 U.S.C. ss.3005 within the last five (5) years, or is subject to a restraining order or preliminary injunction entered under 39 U.S.C. ss.3007 with respect to conduct alleged to have violated 39 U.S.C. ss.3005.

         8. Representations and Warranties of Theater. Theater represents and warrants to BF, that as of the date hereof:

          (a) Corporate Status; Outstanding Stock. Theater is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its business as it is now being conducted. Theater has an authorized capital consisting of Two Million Five Hundred Thousand (2,500,000) shares of common stock, par value one-tenth of a cent ($0.001) per share, of which Two Million Five Hundred Twenty-One Thousand Seven Hundred Thirty Nine 13/100 (2,521,739.13) shares are issued and outstanding or reserved for issuance. All outstanding shares of Theater are validly issued, fully paid and non-assessable. There are no shares of Theater's capital stock held in its Treasury. Except as set forth in Schedule 8.A, there are no options, warrants, convertible securities, rights, stockholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Theater nor are there any commitments to issue or execute any such option, warrants, rights, instruments or agreements.

          (b) Officers; Directors; Bank Accounts. Schedule 8.B is a correct and complete list of all directors and officers of Theater, all bank accounts and safe deposit boxes of Theater and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

          (c) Subsidiaries, Joint Ventures, and Investments. Except as set forth on Schedule 8.C, Theater has no subsidiary and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

          (d) Financial Statements. The Balance Sheets of Theater as at June 30, 2004 (the "Theater

     Audited Balance Sheet") and as at September 30, 2004 (the "Theater Warranted Balance Sheet") and the related Statements of Income (Loss) and all related Schedules and Notes to the foregoing, copies of which are set forth on Schedule 8.D, were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and with past periods, and fairly and accurately present the financial position of Theater as at each such date, and the results of the operations of Theater for the periods reported upon.

          (e) Real Estate. Except as set forth on Schedule 8.E, Theater has no interest in any real estate.

          (f) Personal Property. Theater has good, valid and marketable title to all personal property, tangible and intangible, and to all other personal property owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind or character. No claim has been asserted against Theater involving any conflict or claim of conflict of its corporate name, trade names, trademarks, or internet domain names, with the tradenames, trademarks, internet domain names, or corporate names of others, and no officer or director of Theater has knowledge of any basis for any such claim of conflict. Theater is the sole and exclusive owner of its corporate name, trade names, trademarks and internet domain names and has the sole and exclusive right to use such trade names, trademarks and internet domain names. No process used by Theater or any product manufactured or sold by Theater infringes on any patent, patent application, trademark or trade name of any other party.

          (g) Liabilities. Theater has no liabilities, except as and to the extent reflected on the Theater Warranted Balance Sheet or in this Agreement (including its Schedules), or which was incurred in the ordinary course of business subsequent to September 30, 2004.

          (h) Contracts, Leases, Agreements and Other Commitments. Theater is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services other than contracts for the sale and installation of home theaters entered into in the ordinary course of business and other than as set forth on Schedule 8.H.

          (i) Labor, Employment Contracts, and Employee Benefit Programs. Theater is not a party to any collective bargaining agreement or employment agreement, and Theater is not a party to any pending or threatened labor dispute. Theater has complied with all applicable provisions of the Employee Retirement Income Security Act or 1974, as amended, ("ERISA") and all applicable Federal, state and local laws relating to the employment of labor, including but not limited to the provisions thereof relative to wages, hours, collective bargaining, contributions to pension or benefit plans, and payment of Social Security and other payroll taxes, and Theater is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. No "reportable event" (as that term is defined in Section 4043 of ERISA or regulations thereunder) has occurred and is continuing with respect to any employee benefit plan of Theater, and the present value of all benefits vested under all of Theater's "employee pension benefit plans" (as that term is defined in Section 3 of ERISA) do not exceed the value of the assets of such plans allocable to such vested benefits. None of such plans nor any trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA since the effective date of
     Section 302. Theater neither has currently nor during the past five (5) years has had written or oral retirement, pension, profit sharing, stock option, bonus, hospitalization, vacation or other employee benefit plan, practice, agreement or understanding.

          (j) Litigation. Theater is not a party to or, to the Knowledge of the Theater Additional Party, threatened with any suit, action, arbitration, administrative or other proceeding, or governmental investigation; there is no judgment, decree, award or order outstanding against Theater; and Theater is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

          (k) Conflicting Interests. No director, officer or employee of Theater or any blood relative or any affiliate of any of the foregoing (i) has any pecuniary interest in any supplier or customer of Theater or in any other business enterprise with which Theater conducts business or with which Theater is in competition or (ii) is indebted to Theater for money borrowed.

          (l) Compliance with Law and Regulations. Theater is in compliance and has at all times complied in all material respects with all requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Theater has properly filed all reports and other documents required to be filed with any Federal, state, local and foreign government or subdivision or agency thereof. Theater has not received any notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. Theater requires no licenses, permits, orders or approvals issued by any governmental body or agency to conduct its current business.

          (m) Agreement Not in Breach of Other Instruments Affecting Theater; Governmental Consent. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of Theater or in the breach of any of the terms and provisions of, or result in a termination or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of Theater under, or permit any other party to modify or terminate, any agreement or other instrument by which Theater is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation, and (ii) do not require the consent of any governmental authority.

          (n) Filing of Tax Returns. Theater has filed all Federal, state, local and foreign tax returns required to be filed in accordance with provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid to date.

          (o) Actions Since June 30, 2004. Except as set forth on Schedule 8.O, since June 30, 2004, Theater:

          (i) has not taken any action outside of the ordinary and usual course of business other than as expressly authorized hereby;

          (ii) has not borrowed any money or become contingently liable for any obligation or liability of others;

          (iii) has paid all of its debts and obligations as they became due;

          (iv) has not incurred any debt, liability or obligation of any nature to any party except for obligations relating to the purchase of goods or the rendition of services in the ordinary course of business;

          (v)  has not knowingly waived any right of substantial value;

          (vi) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals;

          (vii) has not purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to any non-stockholder other than payment of liabilities shown on Schedule 8.D on or after the scheduled maturity or due date thereof, and payments in the ordinary course of business for goods and services in arm's length transactions; and

          (viii) has not issued any shares of capital stock.

          (p) Ownership of Capital Stock of Theater. A true and correct list of the Stockholders of Theater and their respective shareholdings are set forth on Schedule 8.P.

          (q) Power and Authority. Theater has the corporate power, legal right and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated herein.

          (r) Valid and Binding Agreement. This Agreement is a valid and legally binding obligation of Theater, enforceable in accordance with its terms.

          (s) Status of Officers and Directors. No officer or director of Theater has been involved in any proceeding that would require disclosure under Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission.

          (t) Environmental, Health, and Safety Matters. Theater has not received any written or oral notice, report or other information regarding any actual or alleged violation by Theater of any environmental, health, or safety statute, ordinance or regulation.

          (u) Brokers' Fees. Except as disclosed on Schedule 8.U, Theater, has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         9. Representations and Warranties of Messrs. Colucci, Bovi and Oglum. Each of Messrs. Colucci, Bovi and Oglum, severally and not jointly, represents and warrants to Theater and BF as follows:

          (a) Authority. He has the requisite power and authority to enter into this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by him and constitutes his valid and binding obligation, enforceable against him in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          (b) Title; Authority to Vote Shares. He owns of record and has voting power over the number of shares of capital stock of BF or Theater as set forth in the Schedules to this Agreement and all of such shares of capital stock are owned by him free and clear of all liens, charges, pledges, restrictions, and encumbrances (other than those created by this Agreement).

          (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor compliance with any of the provisions hereof by him, will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien on any of his properties or assets under, any agreement or instrument to which he is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to him.

          (d) Litigation. He is not subject to any outstanding order, writ, injunction, or decree which, if determined adversely, would prohibit him from fulfilling his obligations hereunder.

         10. Survival. The representations and warranties made in this Agreement shall survive until the first anniversary of the Effective Time except that all representations and warranties with respect to taxes, employee benefits plans and employment matters shall survive until sixty days (60) after the expiration of the applicable statute of limitations (including any extensions.)

         11. Effect of Merger. At the Effective Time:

          (a) Theater shall be merged with and into BF, and BF shall be the Surviving Corporation, and the separate existence of Theater shall cease;

          (b) All property (real, personal and mixed) of Theater, all franchises of Theater, and all debts due on whatever account to Theater, shall be transferred to and vested in the Surviving Corporation without further act or deed;

          (c) All liabilities and obligations of Theater shall be vested in and shall be the liabilities and obligations of the Surviving Corporation. Liens on the property of Theater shall not be impaired by the Merger and any claim existing or action or proceeding pending by or against Theater may be prosecuted to judgment as if such Merger had not taken place or the Surviving Corporation may be substituted in Theater's place;

          (d) All taxes, penalties, and other governmental accounts claimed against Theater, but not settled, assessed or determined prior to the Merger shall be settled, assessed or determined against the Surviving Corporation and shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation to the extent required by law.

         12. Principal Office. The location of the principal office of the Surviving Corporation shall be 250 Corporate Blvd., Suites E & F, Newark, Delaware 19702.

         13. Securities Laws Compliance Procedures. The parties to this Agreement acknowledge and confirm that each has been advised and understands that:

          (a) the shares of common stock of the Surviving Corporation to be issued in the Merger will be exempt from registration under the 1933 Act pursuant to Section 4(2) thereof;

          (b) the shares of common stock of the Surviving Corporation to be issued in the Merger will be "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act and have not (and will not have) been registered under the 1933 Act and therefore, must be held indefinitely unless they are subsequently registered under such statute or an exemption from registration is available; and

          (c) there shall be endorsed on the certificates evidencing the shares of common stock of the Surviving Corporation to be issued in the Merger a restrictive securities legend.

         14. Pre-Closing Covenants. Between the date of this Agreement and the Effective Time:

          (a) BF shall not and hereby agrees not to issue any shares of capital stock, purchase any shares of portfolio companies, enter into any contracts or agreements, or otherwise engage in any business;

          (b) Theater shall and hereby agrees to continue its business intact and to operate in the ordinary course of business and shall not and hereby agrees not to issue any shares of capital stock except upon exercise or conversion of outstanding securities identified on a Schedule to this Agreement;

          (c) Each of Theater and BF shall and hereby agrees to permit representatives of the other party to have full access at all reasonable times and on reasonable notice, and in a manner so as not to interfere with its normal business operations, to all of its premises, properties, personnel, books, records, contracts, and documents;

          (d) Each of Theater and BF shall and hereby agrees to treat and hold as confidential any Conditional Information it receives from the other party in the course of the reviews contemplated by this Section 14, shall and hereby agrees to not use any such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason, shall and hereby, agrees to return to the party providing such Conditional Information all tangible embodiments (and all copies) thereof which are in its possession;

          (e) Each of BF and Theater shall and hereby agrees to call a meeting of its stockholders, or take such other action as shall be necessary to submit for adoption and approval by its respective stockholders, this Agreement and the Merger and, shall recommend their adoption and approval by such stockholders;

          (f) Each of Messrs. Colucci, Bovi and Oglum, severally and not jointly, shall and hereby agrees to vote in favor of the adoption and approval of this Agreement and the Merger in their capacity as stockholders of BF or Theater, as the case may be, or alternatively, to execute a consent in writing adopting or approving this Agreement and the Merger;

          (g) Each of Messrs. Colucci, Bovi and Oglum, severally and not jointly, shall and hereby agrees to execute a Lockup Agreement substantially in the form of Exhibit "B" attached hereto (the "Lock-up Agreements").

         15. Conditions to Obligations to Close. (a) Conditions to Obligations of Theater. The obligations of Theater set forth in this Agreement (including, without limitation, the obligation to consummate the Merger) are subject to satisfaction of the following conditions:

          (i) This Agreement shall have been adopted and approved and the Merger shall have been approved by more than 50% of the stockholders of Theater and by more than 50% of the stockholders of BF;

          (ii) The representations and warranties set forth in Section 7 and the representations and warranties of Messrs. Colucci and Bovi set forth in Section 9 shall be true and correct at and as of the Effective Time;

          (iii) BF shall have performed and complied with all of its covenants hereunder required to be performed at or prior to the Effective Time;

          (iv) BF shall have no more than 1,250,000 shares of its common stock outstanding and shall not have any shares of its preferred stock outstanding as of the Effective Time;

          (v) No action, suit, or proceeding shall be pending or threatened against BF before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause of any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (vi) BF shall have delivered to Theater a certificate of BF's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) resolutions of the Board of Directors of BF with respect to all transactions contemplated by this Agreement; (B) resolutions or minutes of meeting of BF stockholders adopting this Agreement and approving the Merger; and (C) a good standing certificate for BF issued by the Secretary of State of the State of Florida dated not more than fifteen days prior to the Closing Date;

          (vii) No state or federal securities regulator (including the Securities and Exchange Commission) shall have issued a stop order with respect to the trading of any shares of BF capital stock or shall have commenced any inquiry with respect to any filing made by BF with any such regulator or shall have commenced any investigation with respect to BF.

Theater may waive any condition specified in this Section 14(a) if it executes a writing so stating at or prior to Closing. (b) Conditions to Obligations of BF. The obligations of BF set forth in this Agreement (including without limitation, the obligations to consummate the Merger) are subject to satisfaction of the following:

          (i) This Agreement shall have been adopted and approved and the Merger shall have been approved by more than 50% of the stockholders of Theater and by more than 50% of the stockholders of BF;

          (ii) The representations and warranties set forth in Section 8 and the representations and warranties of Mr. Oglum set forth in Section 9 shall be true and correct at and as of the Effective Time;

          (iii) Theater shall have performed and complied with all of its covenants hereunder required to be performed at or prior to the Effective Time;

          (iv) No action, suit, or proceeding shall be pending or threatened against Theater before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (v) Theater shall have delivered to BF a certificate of Theater's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) resolutions of the Board of Directors of Theater with respect to all transactions contemplated by this Agreement; (B) resolutions or minutes of meeting of Theater stockholders adopting this Agreement and approving the Merger; and (C) a good standing certificate for Theater issued by the Secretary of State of the State of Delaware dated not more than fifteen days prior to the Closing Date.


BF may waive any condition specified in this Section 14(b) if it executes a writing so stating at or prior to the Closing.

         16. Closing.

          (a) The Closing of the transactions contemplated by this Agreement shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA on February 11, 2005.

          (b) At the Closing, the Surviving Corporation shall issue Five Hundred Seventy-Five Thousand (575,000) shares of its voting common stock to Universal Capital Management Inc. for services rendered. Universal is an intended third party beneficiary of this Agreement.

          (c) At the Closing, BF shall deliver each of the following documents to Theater or to Theater stockholders, as the case may be:

          (i) Executed Articles of Merger in a form suitable for filing with the Secretary of State of the State of Florida;

          (ii) An opinion of counsel to BF covering the points set forth in Exhibit "C" attached hereto;

          (iii) Share certificates for the shares to be issued to the stockholders of Theater as a result of the Merger;

          (iv) General Releases of Theater and the Surviving Corporation executed by each director and officer of BF;

          (v) A Closing Certificate executed by the President of BF certifying to the satisfaction or waiver of all conditions of Closing, confirming the truth and correctness of all representations and warranties made in this Agreement by BF and by each of the BF Additional Parties, and confirming that all covenants of BF and the BF Additional Parties required to be performed at or prior to the Effective Time have been performed; and

          (vi) A Certificate of the Secretary of BF certifying to the completeness, accuracy, and continued effectiveness of attached corporate resolutions adopted by the directors and stockholders of BF with respect to the Merger and this Agreement, attaching the Certificate of Incorporation and By-laws of BF, certifying to the incumbency of the officers of BF, and certifying to compliance with all applicable notices with respect to the appraisal rights (if any) of the stockholders of BF.

          (d) At the Closing, Theater shall deliver each of the following documents to BF:

          (i) An executed Certificate of Merger in a form suitable for filing with the Secretary of State of the State of Delaware;

          (ii) An opinion of counsel to Theater covering the points set forth in Exhibit "C" attached hereto;

          (iii) A Closing Certificate executed by the President of Theater certifying to the satisfaction or waiver of all conditions of Closing, confirming the truth and correctness of all representations and warranties made in this Agreement by Theater or the Theater Additional Party, and confirming that all covenants of Theater and the Theater Additional Party required to be performed at or prior to the Effective Time have been performed; and

          (iv) A Certificate of the Secretary of Theater certifying to the completeness, accuracy and continued effectiveness of attached corporate resolutions adopted by the directors and stockholders of Theater with respect to the Merger and this Agreement, attaching the Certificate of Incorporation and By-laws of Theater, certifying to the incumbency of the officers of Theater, and certifying to compliance with all applicable notices with respect to the appraisal rights (if any) of the stockholders of Theater.

         17. BF Indemnification. (a) From and after the Effective Time the BF Additional Parties (hereinafter sometimes collectively referred to as the "BF Indemnitors") jointly and severally shall and hereby agree to indemnify to hold harmless Theater, the Surviving Corporation, each Theater stockholder immediately before the Effective Time, and their respective successors and assigns, jointly and severally, from, against and in respect of the amount of any and all BF Deficiencies (as hereinafter defined), in excess of Twenty Thousand Dollars ($20,000). As used in this Agreement, "BF Deficiencies" means any and all loss, costs, expenses, or damage resulting from:

          (i) any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of BF or the BF Additional Parties contained in this Agreement or in any other document executed in connection with the transactions contemplated by this Agreement. (This Agreement and each such other document is referred to individually as a "Transaction Document" and collectively, as the "Transaction Documents");

          (ii) any error contained in any statement, report or certificate delivered to Theater by BF or the BF Additional Parties in any Transaction Document;

          (iii) any claim, debt, liability or obligation or alleged claim, debt, liability or obligation of BF to any party, incurred prior to the date hereof or arising from any matter or thing occurring prior to the date hereof, including but not limited to claims made by governmental authorities for taxes or otherwise, except for liabilities shown on the BF Warranted Balance Sheet or disclosed in this Agreement (including its Schedules); and

          (iv) any and all acts, suits, proceedings, demands, assessments brought or initiated, or judgments entered, against BF or the Surviving Corporation for or on account of any facts existing prior to the Effective Time; and

          (v) reasonable attorneys' fees, costs and expenses incident to any of the foregoing or an investigation of any of the foregoing.

          (b) From and after the Effective Time, the BF Indemnitors jointly and severally shall and hereby agree to indemnify and to hold harmless Theater, the Surviving Corporation, each Theater stockholder immediately before the Effective Time and their respective successors and assigns, jointly and severally, from and against in respect of the amount of any and all Proxy Damages. As used in this Agreement, "Proxy Damages" means any and all loss, costs, expenses, or damage resulting from:

          (i) any non-compliance with the proxy requirements of Regulation 14A under the 1934 Act in connection with this Agreement and any actions taken in connection with the Merger or a Transaction Document, including the solicitation of the shareholders of BF;

          (ii) any and all acts, suits, proceedings, demands, assessments brought or initiated, or judgments entered, against BF or the Surviving Corporation; and

          (iii) reasonable attorneys' fees, costs and expenses incident to any of the foregoing or an investigation of any of the foregoing.

         18. Theater Indemnification. From and after the Effective Time the Theater Additional Party (hereinafter sometimes collectively referred to as the "Theater Indemnitor") shall and hereby agrees to indemnify and to hold harmless BF, the Surviving Corporation, the BF stockholders immediately before the Effective Time, and their respective successors and assigns, jointly and severally, from, against and in respect of the amount of any and all Theater Deficiencies (as hereinafter defined), in excess of Twenty Thousand Dollars ($20,000). (a) As used in this Agreement, "Theater Deficiencies" means any and all loss or damage resulting from:

          (i) any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Theater or the Theater Additional Party contained in this Agreement or in any other Transaction Document;

          (ii) any error contained in any statement, report or certificate delivered to BF by Theater in any Transaction Document;

          (iii) any claim, debt, liability or obligation or alleged claim, debt, liability or obligation of Theater to any party, incurred prior to the date hereof or arising from any matter or thing occurring prior to the date hereof, including but not limited to claims made by governmental authorities for taxes or otherwise, except for liabilities shown on the Theater Warranted Balance Sheet, disclosed in this Agreement (including its Schedules), or incurred subsequent to the date of this Agreement in the ordinary course of Theater's business;

          (iv) any and all acts, suits, proceedings, demands, assessments, judgments entered against Theater; and

          (v) reasonable attorneys' fees, costs and expenses incident to any of the foregoing or an investigation of any of the foregoing.

         19. Indemnification Procedure. (a) In the event that any third party claim shall be asserted against any party which, if sustained, would result in a BF Deficiency or a Theater Deficiency, such party, within a reasonable time after learning of such claim, shall notify the BF Indemnitors or Theater Indemnitor, as the case may be, of such claim, assert its right to indemnification hereunder, and extend a reasonable opportunity to defend against such claim, at the sole expense of the BF Indemnitors or Theater Indemnitor, as the case may be, and through legal counsel reasonably acceptable to the party asserting the right to indemnification, provided that the BF Indemnitors or Theater Indemnitor, as the case may be, proceed in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (d) below while such defense is still being made until the earlier of (i) the resolution of such claim by the BF Indemnitors or Theater Indemnitor, as the case may be, with the claimant, or (ii) the termination of the defense by the BF Indemnitors or Theater Indemnitor, as the case may be, against such claim or the failure of the BF Indemnitors or Theater Indemnitor, as the case may be, to prosecute such defense in good faith in an expeditious and diligent manner. Either party shall be entitled to rely on the opinion of their counsel as to the occurrence of either of such events. The party asserting the right to indemnification shall, at its option and expense, have the right to participate in any defense with legal counsel of its own selection. No settlement or compromise of any claim which may result in a BF Deficiency may be made by BF Indemnitors or Theater Indemnitor, as the case may be, without the prior written consent of the party asserting the right to indemnification unless (i) prior to such settlement or compromise the BF Indemnitors or Theater Indemnitor, as the case may be, acknowledge in writing their obligation to pay in full the amount of the settlement or compromise and any and all associated expenses and (ii) the party asserting the right to indemnification is furnished with security reasonably satisfactory to it that the BF Indemnitors or Theater Indemnitor, as the case may be, will in fact pay such amount and expenses.

          (b) In the event that after the Effective Time any party asserts the existence of any BF Deficiency or Theater Deficiency, such party shall give written notice to the BF Indemnitors or Theater Indemnitor, respectively, of the nature and amount of the Deficiency asserted. If the BF Indemnitors or Theater Indemnitor, as the case may be, within a period of thirty (30) days after the giving of such notice, shall not have given written notice to the party asserting the right to indemnification announcing their intention to contest such assertion (such notice by the BF Indemnitors or Theater Indemnitor, being hereinafter called the "contest notice"), such assertion shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a contest notice is given within such thirty-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the BF Indemnitors or Theater Indemnitor, as the case may be, and to the party asserting the right to indemnification and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

          (c) The BF Indemnitors or Theater Indemnitor, as the case may be, may agree in writing, at any time, as to the existence and amount of a Deficiency, and upon execution of such agreement, such Deficiency shall be deemed established.

          (d) The BF Indemnitors and Theater Indemnitor hereby agree to pay the amount of established BF Deficiencies or Theater Deficiencies, respectively, within five (5) days after the establishment thereof in cash. Such liability shall be joint and several among the BF Indemnitors or the Theater Indemnitor, as the case may be. Any amounts not paid by the BF Indemnitors or Theater Indemnitors, when due shall bear interest from the due date thereof until the date paid at a rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the highest legal rate permitted by applicable law.

          (e) If the existence of any state of facts constituting a breach of representation or warranty results in the Surviving Corporation's suffering or being subjected to any claims, losses, damages, liabilities, deficiencies or expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any action or threatened action) which the Surviving Corporation would not have been subjected to or suffered had the state of facts been as represented or warranted in this Agreement or any statement or certificate furnished pursuant hereto, the Surviving Corporation shall be deemed to have been damaged to the extent of the dollar amount of such claims, losses, damages, liabilities, deficiencies and expenses (including as aforesaid) reasonably and actually incurred or suffered, notwithstanding that technically the Surviving Corporation may not have been damaged as the result of the existence of such state of facts or such breach because it would have been subjected to or suffered such claims, losses, damages, liabilities, deficiencies or expenses (including as aforesaid) even if the transactions contemplated by this Agreement had not taken place. The foregoing is not intended to deny or limit any party's right to indemnification for damages incurred as the result of a breach of a representation or warranty which is not covered the preceding sentence.

         20. Further Assurances. Each party shall and hereby agrees to execute and deliver all such instruments and documents and to take all such other action as any other party may reasonably request from time to time, before or after the Effective Time, without payment of further consideration and without delay, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with one another and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         21. Post-Closing Matters and Covenants.

          (a) Each party shall use its best efforts to cause the Merger to constitute a "reorganization" within the meaning of Section 368(a) of the Code for Federal income tax purposes ( a "Tax-Free Reorganization"). No party has taken or will take, either before or after consummation of the Merger, any action that, to the Knowledge of such party, would cause the Merger to fail to constitute a Tax-Free Reorganization. Unless otherwise required by law, each party shall (i) report the Merger on all tax returns and filings as a Tax-Free Reorganization, and (ii) not take any position or action that is inconsistent with the characteristics of the Merger as a Tax-Free Reorganization in any audit, administrative proceeding, litigation or otherwise.

          (b) The Surviving Corporation is hereby authorized, within three (3) months of the Effective Time to offer shares of common stock at a purchase price of not less than $0.35 per share pursuant to Rule 504 or 506 promulgated under the 1933 Act.

          (c) Immediately after the Effective Time, and in no event more than fourteen (14) days thereafter, the holders of the capital stock of TX Expansion Group, Inc. shall contribute their stock, without further consideration, to the Surviving Corporation.

          (d) The Reincorporation shall occur promptly upon the number of record holders of common stock of the Surviving Corporation reaching three hundred
     (300).

          (e) The Surviving Corporation shall not effectuate a reverse stock split of its common stock for at least twenty-four (24) months after the Effective Time, unless (i) otherwise required pursuant to the terms or conditions of any underwriting agreement entered into by the Surviving Corporation with an underwriter in connection with an underwritten registration statements that registers shares of the Surviving Corporation's common stock; or (ii) the Surviving Corporation receives written notice from the BF Additional Parties waiving the Surviving Corporation's obligation to maintain this covenant.

         22. Termination.

          (a) Termination Generally. This Agreement may be terminated at any time before the Effective Time:

          (i)  by mutual written consent of BF and Theater; or

          (ii) by BF or by Theater if the transactions contemplated hereby have not been consummated on or before March 31, 2005 (which date may be extended by the mutual written consent of BF and Theater), provided that such failure to consummate the transaction is not due to the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement.

          (b) BF Termination. BF may terminate this Agreement if:

          (i) any of the conditions set forth in Section 15(b) shall become impossible to fulfill other than for reasons within the control of BF, and such conditions shall not have been waived by BF; or

          (ii) Theater shall have: (A) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to Theater of such failure or, (B) breached a representation or warranty contained in Section 8 hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to Theater of such breach, and the conditions set forth in Section 15(b) cannot be satisfied; or

          (c) Theater Termination. Theater may terminate this Agreement if:

          (i) any of the conditions set forth in Section 15(a) shall become impossible to fulfill other than for reasons within the control of Theater, and such conditions shall not have been waived by Theater; or

          (ii) BF shall have: (A) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to BF of such failure or, (B) breached a representation or warranty contained in Section 7 hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to BF of such breach, and the conditions set forth in Section 15(a) cannot be satisfied; or

          (d) Procedure and Effect of Termination. Upon termination of this Agreement by BF or by Theater under this Section 22, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 10 and 11, Section 17, Section 18 or Section 22, all of which shall survive the termination, or to the extent the termination is the direct result of a material breach by the party of a representation, warranty, or covenant contained in this Agreement.

          (e) Waiver. At any time prior to the Effective Time, the parties hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of the party granting such extension or waiver.

         23. Definitions. As used in this Agreement, the following capitalized terms have the following respective meanings:

          (a) "Affiliate" means of a Person shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

          (b) "Code" means the Internal Revenue Code of 1986 as amended.

          (c) "Confidential Information" means any information concerning the business and affairs of Theater or its Affiliates or its business that is not generally available to the public, unless such information is or becomes readily ascertainable from published information or trade sources or is publicly disclosed through no breach of any confidentiality obligation.

          (d) "Knowledge" with respect to BF means the actual knowledge of the BF Additional Parties, and with respect to Theater, means the actual knowledge of the Theater Additional Party.

          (e) "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership or other entity or government or governmental authority.

         24. Miscellaneous.

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware (other than to the extent, but only to the extent, required to satisfy the merger requirements of Florida law, Florida law), notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such FedEx or by other messenger) against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:



                  If to BF:

                           William R. Colucci
                           2501 Turk Blvd.
                           San Francisco, CA  94118-4343

                  If to the BF Additional Parties:

                           William R. Colucci
                           2501 Turk Blvd.
                           San Francisco, CA 94118-4343


                  If to Theater or the Theater Additional Party:

                           250 Corporate Blvd.
                           Suites E & F
                           Newark, Delaware  19702

A copy of each notice sent to Theater or the Theater Additional Party shall also be sent to:

                           Steven B. King, Esquire
                           Ballard Spahr Andrews & Ingersoll
                           51st Floor
                           1735 Market Street
                           Philadelphia, PA  19103

In addition, notice by mail shall be sent by a reputable international courier (such as FedEx) if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

          (d) Schedules. All Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          (e) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

          (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories, including the BF Additional Parties and the Theater Additional Party.

          (g) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (h) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          (i) Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          (j) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (k) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. For purposes of this Agreement, the term "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks with branches in the Commonwealth of Pennsylvania are or may elect to be closed.

          (l) Judicial Proceedings.

               (i) Each party to this Agreement hereby waives any right it may have to claim or recover, in any suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

               (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT THIS SUBSECTION (L)
                    IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Attest:                                        BF ACQUISITION GROUP II, INC.


/s/ William R. Colucci                    By:  /s/ William R. Colucci
-------------------------------------          ---------------------------------
William R. Colucci, Secretary                  William R. Colucci, President



Attest:                                        THEATER XTREME, INC.


/s/ Justin Schakelman                     By:  /s/ Scott Oglum
-------------------------------------          ---------------------------------
Justin Schakelman, Secretary                   Scott Oglum, President


Witness:   /s/ Dan Caputo                      /s/ William R. Colucci  (SEAL)
--------   --------------                      ---------------------------------
                                               William R. Colucci


Witness:   /s/ Jennifer L. Riley               /s/ David M. Bovi       (SEAL)
           ---------------------               ---------------------------------
                                               David M. Bovi


Witness:   /s/ Kenneth Warren                  /s/ Scott Oglum         (SEAL)
           ------------------                  ---------------------------------
                                               Scott Oglum

                          AGREEMENT AND PLAN OF MERGER

                                List of Schedules
                                -----------------

Schedule 5 - List of Officers and Directors of the Surviving Corporation

Schedule 7.B - List of Officers, Directors, Bank Accounts and Safe Deposit Boxes
               of BF

Schedule 7.D - BF Financial Statements

Schedule 7.H - BF List of Corporation Agreements

Schedule 7.O - Actions since October 31, 2004

Schedule 7.Q - BF List of Stockholders and Shareholdings

Schedule 7.W - BF Brokers' Fees

Schedule 8.A - List of Options, Warrants, Convertible Securities, Etc. of
               Theater

Schedule 8.B - List of Officers, Directors, Bank Accounts and Safe Deposit
               Boxes of Theater

Schedule 8.C - Theater Subsidiaries

Schedule 8.D - Theater Financial Statements

Schedule 8.E - Theater Real Estate

Schedule 8.H - Theater List of Corporation Agreements

Schedule 8.O - Actions since September 30, 2004

Schedule 8.P - Theater List of Stockholders and Shareholdings

Schedule 8.U - Theater Brokers' Fees